UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

BLUEGREEN VACATIONS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Florida

	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-912-8000

Not applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	BVH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[ ]

Item 5.08 Shareholder Director Nominations.

On February 16, 2022, the Board of Directors of Bluegreen Vacations Holding Corporation (the “Company”) approved May 18, 2022 as the date for the Company’s 2022 Annual Meeting of Shareholders. Because such date is more than 30 days before the anniversary of the Company’s 2021 Annual Meeting of Shareholders, the deadline for any shareholder proposal, including director nomination, intended to be considered at the Company’s 2022 Annual Meeting of Shareholders will be as follows. Pursuant to the Company Bylaws, written notice from a shareholder interested in bringing business before the Company’s 2022 Annual Meeting of Shareholders or nominating a director candidate for election at the Company’s 2022 Annual Meeting of Shareholders, including any notice on Schedule 14N, must be received at the Company’s principal executive offices at 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431, by no later than 5:00 p.m., Eastern time, on February 26, 2022. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions in the Company’s Bylaws. Shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for its 2022 Annual Meeting of Shareholders must comply with the requirements, including the deadline, set forth above as well as all applicable rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2022	Bluegreen Vacations Holding Corporation

	By:	/s/ Raymond S. Lopez
Raymond S. Lopez
Executive Vice President, Chief Operating Officer and Chief Financial Officer

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